Exhibit 99.4

Consent of Prospective Director

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I, Robert A. Ettl, hereby consent to be named as a prospective director of Sabra Health Care REIT, Inc. in the Registration Statement on Form S-4 of Sabra Health Care REIT, Inc., dated May 24, 2010, as amended by Amendment No. 1 dated July 14, 2010 and Amendment No. 2 dated August 24, 2010 and any subsequent amendments thereto.

/s/ Robert A. Ettl
Robert A. Ettl

Dated: August 19, 2010